EXHIBIT 10.1

ENCORE CAPITAL GROUP, INC.

2005 STOCK INCENTIVE PLAN

ADOPTED: MARCH 30, 2005

APPROVED BY STOCKHOLDERS: MAY 3, 2005

AMENDED AND RESTATED: AUGUST 23, 2007

TERMINATION DATE: MARCH 30, 2015

ARTICLE 1

PURPOSE

1.1 General. The purpose of the Encore Capital Group, Inc. 2005 Stock Incentive Plan (the “Plan”) is to promote the success and enhance the value of Encore Capital Group, Inc. (the “Company”) by linking the personal interests of its Board members, employees, officers, executives, consultants and advisors to those of the Company’s stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to the Company’s stockholders. The Plan also is intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Board members, employees, officers, executives, consultants and advisors upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is dependent.

ARTICLE 2

EFFECTIVE DATE

2.1 Effective Date. The Plan is effective as of the date the Plan is approved by the Board (the “Effective Date”). Any Awards granted under the Plan prior to stockholder approval are effective when made (unless the Committee specifies otherwise at the time of grant), but no Award may be exercised or settled and no restrictions relating to any Award may lapse before the Plan is approved by the Company’s stockholders. If the Company’s stockholders do not approve the Plan within 12 months after the Effective Date, any Award previously made is automatically canceled without any further act.

ARTICLE 3

DEFINITIONS

3.1 Definitions. The following words and phrases shall have the following meanings:

(a) “Affiliate” means: (i) any Subsidiary; and (ii) any other entity in which the Company has an equity interest or significant business relationship and which has been designated as an “Affiliate” by the Committee for purposes of the Plan.

(b) “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Performance Share Award, or Performance-Based Award granted to a Participant under the Plan.

(c) “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Change of Control” means: (i) any sale, lease, exchange, or other transfer (in one transaction or series of related transactions) of all or substantially all the Company’s assets to any person (as defined in Section 3(a)(9) of the Exchange Act) or group of related persons (as such term is defined under Section 13(d) of the Exchange Act, “Group”); (ii) the Company’s stockholders approve and complete any plan or proposal for the liquidation or dissolution of the Company; (iii) any person or Group (other than Red Mountain Capital Partners LLC, JCF FPK I LP or any affiliate thereof) becomes the beneficial owner, directly or indirectly, of shares representing more than 50.1% of the aggregate voting power of the issued and outstanding stock entitled to vote in the election of directors of the Company (“Voting Stock”) and such person or Group has the power and authority to vote such shares; or (iv) the completion of a merger, reorganization, consolidation or other corporate transaction involving the Company in which holders of the Company’s Stock immediately before the completion of the transaction hold, directly or indirectly, immediately after the transaction, 50% or less of the common equity interest in the surviving corporation or other entity resulting from the transaction.

(f) “Code” means the Internal Revenue Code of 1986, as amended.

(g) “Committee” means a committee of at least two individuals, each of whom qualifies as: (i) a Non-Employee Director; and (ii) an “outside director” under Section 162(m) of the Code and the regulations issued thereunder, to whom authority has been delegated by the Board in accordance with Article 4.

(h) “Covered Employee” means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

(i) “Disability” means the permanent and total disability of a person as defined in Section 22(e)(3) of the Code.

(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k) “Fair Market Value” means, as of any given date, the value of one share of Stock, determined as follows:

(1) If the Stock is then listed or admitted to trading on a NASDAQ market system or a stock exchange that reports closing sale prices, the Fair Market Value shall be the closing sale price on the date of valuation on such NASDAQ market system or principal stock exchange on which the Stock is then listed or admitted to trading, or, if no closing sale price is quoted on such day, then the Fair Market Value shall be the closing sale price of the Stock on such NASDAQ market system or such exchange on the next preceding day for which a closing sale price is reported.

(2) If the Stock is not then listed or admitted to trading on a NASDAQ market system or a stock exchange that reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Stock in the over-the-counter market on the date of valuation.

(3) If neither (a) nor (b) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Committee in good faith using any reasonable method of evaluation, which determination shall be conclusive and binding on all interested parties.

(l) “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision.

(m) “Non-Employee Director” means a member of the Board who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor provision.

(n) “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

(o) “Option” means a right granted to a Participant under the Plan to purchase Stock. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

(p) “Participant” means any individual or entity who is granted or otherwise holds an Award under the Plan.

(q) “Performance-Based Awards” means any Performance Share Awards and/or Restricted Stock Awards granted to select Covered Employees that are subject to the terms and conditions in Article 11. All Performance-Based Awards are intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

(r) “Performance Criteria” means the criteria that the Committee selects for purposes of making a Performance-Based Award. The Performance Criteria shall be based on the following: earnings per share; net income; income from operations; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; return on assets; return on equity; return on capital; total stockholder return; revenue growth; new business generation; operating cash flow; employee turnover; human resources; mergers, acquisitions, investments, joint ventures or sales or divestitures of assets, businesses or subsidiaries; litigation; information services; cost reductions or savings; or stock price appreciation, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to external factors or measurements. The Committee will, within the time prescribed by Section 162(m) of the Code, objectively define the manner of calculating the Performance Criteria it selects to use for such Performance-Based Award.

(s) “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, selected by the Committee, over which the attainment of one or more performance goals will be measured for purposes of determining a Participant’s right to, and the payment of, a Performance-Based Award.

(t) “Performance Share” (also know as “restricted stock units”) means a right granted to a Participant under Article 9, to receive cash, Stock, or other Awards, the payment of which is contingent on achieving certain Performance Goals established by the Committee.

(u) “Plan” means this Encore Capital Group, Inc. 2005 Stock Incentive Plan, as it may be amended from time to time.

(v) “Prior Plan” means the Company’s 1999 Equity Participation Plan, as amended, in effect immediately prior to the Effective Date of the Plan.

(w) “Restricted Stock Award” means Stock granted to a Participant under Article 10 that may be subject to certain restrictions and to risk of forfeiture.

(x) “Stock” means the common stock of the Company and such other securities of the Company that may be substituted for Stock pursuant to Article 5.

(y) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive the appreciation on Stock, all as determined pursuant to Article 8.

(z) “Subsidiary” means any corporation or other entity of which the Company owns, directly or indirectly, a majority of the outstanding voting stock or voting power.

ARTICLE 4

ADMINISTRATION

4.1 Committee. The Plan will be administered by the Board or a Committee appointed by, and which serves at the discretion of, the Board. Reference to the Committee in this Plan will refer to the Board if the Board does not appoint a Committee.

4.2 Action By The Committee. A majority of the Committee will constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Committee in lieu of a meeting, will be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s independent certified public accountants, any executive compensation consultant or other professional retained by the Company to assist in the Plan’s administration.

4.3 Authority Of Committee. Subject to the provisions of the Plan, the Committee has the exclusive power, authority and discretion to:

(a) Designate Participants to receive Awards;

(b) Determine the type of Awards granted to each Participant;

(c) Determine the number of Awards granted and the number of shares of Stock to which an Award will relate;

(d) Except as otherwise provided in the Plan, determine the terms and conditions of any Award granted under the Plan, including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that the Committee will not have the authority to accelerate the vesting or waive the forfeiture of any Performance-Based Award that is held by a Covered Employee;

(e) Amend outstanding Award Agreements to provide for, among other things, any change or modification which the Committee could have included in the original Award Agreement or in furtherance of the powers provided for herein;

(f) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(g) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(h) Decide all other matters that must be determined in connection with an Award;

(i) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(j) Interpret the terms of, and any matter arising under, the Plan or any Award Agreement; and

(k) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan.

4.4 Decisions Binding. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

ARTICLE 5

SHARES SUBJECT TO THE PLAN

5.1 Number Of Shares. Subject to adjustment provided in Section 5.5, the aggregate number of shares of Stock reserved and available for grant under the Plan shall be the sum of: (i) 1,500,000; and (ii) shares of Stock available for future awards under the Company’s Prior Plan as of the Effective Date of this Plan, and any shares of Stock that, but for the termination of the Prior Plan as of the Effective Date of this Plan, otherwise would have reverted to the share reserve of the Prior Plan. The number of shares of Stock reserved and available for grant as Incentive Stock Options shall be 1,500,000.

5.2 Lapsed Awards. To the extent that all or any part of an Award terminates, expires, or lapses for any reason, any shares of Stock subject to the Award will again be available to the Committee to grant Awards under the Plan. To the extent any shares of Stock covered by an Award are not issued to a Participant because the Award is forfeited, canceled, expires without being exercised, or the shares of Stock are not issued because the Award is settled in cash or used to satisfy applicable tax withholding obligations, such shares shall not be deemed to have been issued for purposes of determining the maximum number of shares of Stock available for issuance under the Plan. If the Exercise Price of any Option granted under the Plan or the Prior Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed issued for purposes of determining the maximum number of shares of Stock available for issuance under the Plan.

5.3 Source Of Stock Distributed. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4 Limitation On Number Of Shares Subject To Awards. Notwithstanding any provision in the Plan to the contrary, and subject to the adjustment in Section 5.5, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant during any fiscal year of the Company is 300,000.

5.5 Changes In Capital Structure. In the event of: (i) any split, reverse split, combination of shares, reclassification, recapitalization or similar event which involves, affects or is made with regard to any class or series of shares of Stock which may be delivered pursuant to the Plan (“Plan Shares”); (ii) any dividend or distribution on Plan Shares payable in shares of Stock; or (iii) a merger, consolidation or other reorganization as a result of which Plan Shares shall be increased, reduced or otherwise changed or affected, then in each such event the Committee shall, to the extent it deems it to be consistent with such event and necessary or equitable to carry out the purposes of the Plan, appropriately adjust: (a) the maximum number of shares of Stock and the classes of series of such shares of Stock which may be delivered pursuant to the Plan; (b) the number of shares of Stock and the classes or series of shares subject to outstanding Awards; (c) the price per share of Stock subject to outstanding Awards; and (d) any other provisions of the Plan, provided, however, that: (i) any adjustments made in accordance with clauses (b) and (c) shall make any such outstanding Award as nearly as practicable, equivalent to such Award immediately prior to such change; and (ii) no such adjustment shall give any Participant additional benefits under any outstanding Award.

ARTICLE 6

ELIGIBILITY AND PARTICIPATION

6.1 Eligibility. Persons eligible to participate in this Plan include all Board members, employees, officers, and executives of, and consultants and advisors to, the Company or an Affiliate, as determined by the Committee.

6.2 Foreign Participants. Notwithstanding any provision of the Plan to the contrary, in order to foster and promote achievement of the purposes of the Plan or to comply with provisions of laws in other countries in which the Company or its Affiliates may operate or have employees or consultants, the Committee, in its discretion, shall have the power and authority to: (i) determine which (if any) persons rendering services or employed outside the United States are eligible to participate in the Plan or any type of Award hereunder; (ii) determine which (if any) non-United States-based Affiliates or operations (e.g., branches, representative offices) participate in the Plan or any type of Award hereunder; (iii) modify the terms and conditions of any Awards made to such persons or with respect to such non-United States-based Affiliates or operations; and (iv) establish sub-plans, modified exercise, payment and other terms and procedures to the extent deemed necessary or desirable by the Committee.

ARTICLE 7

STOCK OPTIONS

7.1 General. Each Option and Award Agreement shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate, subject to the following terms and conditions:

(a) Exercise Price. Subject to the provisions of Section 7.1(g) regarding ten percent owners, the Committee shall determine the exercise price per share of Stock under an Option, subject to the following: (i) the exercise price of an Incentive Stock Option shall not be less than 100% of Fair Market Value on the date the Incentive Stock Option is granted; and (ii) the exercise price of a Non-Qualified Stock Option shall not be less than 85% of Fair Market Value on the date the Non-Qualified Stock Option is granted, except for Non-Qualified Stock Options granted to Covered Employees where in such case the exercise price shall not be less than 100% of Fair Market Value on such date. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner consistent with the provisions of Section 424(a) of the Code.

(b) Time And Conditions Of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part; provided, however, that no Option may be exercisable for more than ten years after the date of its grant. The Committee also shall determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

(c) Payment. The Committee in its sole discretion shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, shares of Stock (through actual tender or by attestation), or any other consideration or combination of the foregoing consideration or methods of payment as shall be permitted by applicable corporate and securities laws (including broker-assisted “cashless exercise” arrangements), and the methods by which shares of Stock will be delivered or deemed to be delivered to Participants.

(d) Evidence Of Grant. All Options shall be evidenced by a written Award Agreement, which Agreement shall include such terms and conditions as determined by the Committee.

(e) Incentive Stock Options. Incentive Stock Options may be granted only to employees of the Company or a Subsidiary.

(f) Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the grant date) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess will be considered Non-Qualified Stock Options.

(g) Ten Percent Owners. An Incentive Stock Option will be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock only if such Option is granted at a price that is not less than 110% of Fair Market Value on the grant date and the Option is exercisable for no more than five years from the grant date.

(h) Expiration Of Incentive Stock Options. No Award of an Incentive Stock Option may be made pursuant to this Plan after the tenth anniversary of the Effective Date.

(i) Right To Exercise. An Incentive Stock Option may be exercised during the lifetime of Participant only by the Participant, or by his or her legal representative in the event of a disability.

ARTICLE 8

STOCK APPRECIATION RIGHTS

8.1 Grant Of SARs. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(a) Right To Payment. Upon the exercise of a SAR, the Participant to whom it is granted has the right to receive the excess, if any, of:

(1) The Fair Market Value of a share of Stock on the date of exercise; over

(2) The grant price of the SAR as determined by the Committee, which shall not be less than the Fair Market Value of a share of Stock on the date of grant.

(b) Other Terms. All SARs grants will be evidenced by an Award Agreement. The terms, methods of exercise, methods of settlement, and any other terms and conditions of any SAR will be determined by the Committee at the time of the grant of the Award and as set forth in the Award Agreement; provided that the form of consideration payable in settlement of a SAR shall be Stock.

ARTICLE 9

PERFORMANCE SHARES

9.1 Grant Of Performance Shares. The Committee is authorized to grant Performance Shares to Participants on such terms and conditions as determined by the Committee. Performance Shares are also known as “restricted stock units.” The Committee has the discretion to determine the number of Performance Shares granted to each Participant and such other terms and conditions of such grant, all as set forth in the Award Agreement.

9.2 Right To Payment. A grant of Performance Shares gives the Participant rights, valued as determined by the Committee, and payable to, or exercisable by, the Participant to whom the Performance Shares are granted, in whole or in part, as the Committee will establish at grant or thereafter. Subject to the terms of the Plan, the Committee will set performance goals and other terms or conditions to payment of the Performance Shares in its discretion which, depending on the extent to which they are met, will determine the number and value of Performance Shares that will be paid to the Participant.

9.3 Other Terms. Performance Shares may be payable in cash, Stock, or other property or combination of consideration, and have such other terms and conditions as determined by the Committee and as set forth in the Award Agreement.

ARTICLE 10

RESTRICTED STOCK AWARDS

10.1 Grant Of Restricted Stock. The Committee is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as determined by the Committee, all as set forth in the Award Agreement.

10.2 Issuance And Restrictions. Restricted Stock may be subject to such restrictions on transferability and other restrictions as the Committee may impose. During the period of restriction, if any, participants holding Restricted Stock may, if permitted by the Committee, have full voting and dividend rights with respect to such Restricted Stock. These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

10.3 Forfeiture. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions will be forfeited, provided, however, that the Committee may provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

10.4 Certificates For Restricted Stock. Restricted Stock granted under the Plan may be evidenced as determined by the Committee. If certificates representing shares of Restricted Stock are registered in the name of the Participant, the certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE 11

PERFORMANCE-BASED AWARDS

11.1 Purpose. The purpose of this Article 11 is to provide the Committee the ability to qualify the Performance Share Awards under Article 9 and the Restricted Stock Awards under Article 10 as “performance-based compensation” under Section 162(m) of the Code. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 11 will control over any contrary provision contained in Articles 9 or 10.

11.2 Applicability. This Article 11 will apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The Committee may, in its discretion, grant Restricted Stock Awards or Performance Share Awards to Covered Employees that do not satisfy the requirements of this Article 11. The designation of a Covered Employee as a Participant for a Performance Period does not entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period will not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a

Participant will not require designation of any other Covered Employees as a Participant in such period or in any other Performance Period.

11.3 Discretion Of Committee With Respect To Performance Awards. With regard to a particular Performance Period, the Committee will have full discretion to select the length of such Performance Period, the type of Performance-Based Awards to be issued, the kind and/or level of the goal relating to the Performance Criteria, and whether the goal relating to the Performance Criteria is to apply to the Company, an Affiliate or any division or business unit or to the individual.

11.4 Payment Of Performance Awards. Unless otherwise provided in the Award Agreement, a Participant must be employed by the Company or an Affiliate on the last day of the Performance Period to be eligible for a Performance Award for such Performance Period. Furthermore, a Participant will be eligible to receive payment under a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved.

11.5 Maximum Award Payable. The maximum Performance-Based Award payable to any one Participant under the Plan for a Performance Period is 300,000 shares of Stock, or if the Performance-Based Award is paid in cash, the maximum Performance-Based Award is determined by multiplying 300,000 by the Fair Market Value of the Stock as of the date the Performance-Based Award is granted.

ARTICLE 12

PROVISIONS APPLICABLE TO AWARDS

12.1 Stand-Alone And Tandem Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted under the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

12.2 Exchange Provisions. The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, or another Award, based on the terms and conditions the Committee determines and communicates to the Participant at the time the offer is made.

12.3 Term Of Award. The term of each Award will be for the period as determined by the Committee, provided that in no event will the term of any Incentive Stock Option or a Stock Appreciation Right granted in tandem with the Incentive Stock Option exceed a period of ten years from the date of its grant.

12.4 Form Of Payment For Awards. Shares of Stock delivered pursuant to the exercise of an Option or, if applicable, a SAR shall be subject to such conditions, restrictions and contingencies as the Committee may establish pursuant to the Plan and Award Agreement. Settlement of SARs may be made in shares of Stock (valued at their Fair Market Value at the time of exercise), as determined in the discretion of the Committee.

12.5 Limits On Transfer. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or will be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as the Committee otherwise may permit in its sole and absolute discretion and except as provided below, no Award will be assignable or transferable by a Participant other than by will or the laws of descent and distribution, or pursuant to a domestic relations order. A Participant may transfer an Award during his or her lifetime to a Family Member (as defined below). If the Participant transfers an Award to a Family Member, the transferred Award may not be subsequently transferred by the transferee (other than another to a Family Member of the original recipient of the Award) except by will or the laws of descent and distribution. A transferred Award shall continue to be governed by and subject to the terms and limitations in this Plan and the Award Agreement. For purposes of this Section 12.5, the term “Family Member” means, with respect to the original recipient of the Award, such Participant’s spouse, child, grandchild, parent, grandparent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, and sister-in-law, including adoptive relationships, a trust in which such spouse, child, grandchild, parent, grandparent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law or Participant has more than a 50% beneficial interest, or a family limited partnership in which the Participant is the general partner.

12.6 Beneficiaries. Notwithstanding Section 12.5, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married, a designation of a person other than the Participant’s spouse as his beneficiary with respect to more than 50% of the Participant’s interest in the Award will not be effective without the written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment will be made to the person entitled thereto under the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

12.7 Stock Certificates. Notwithstanding anything herein to the contrary, the Company will not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Awards, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered under the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with Federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

12.8 Authority To Accelerate Upon A Change Of Control. The Committee may in its discretion take any or all of the following actions in the event of a Change of Control: (i) by written notice to each Participant, provide that his or her Awards will be terminated unless exercised within thirty days (or such longer period as the Committee shall determine in its sole discretion) after the date of such notice (without acceleration of the exercisability of such Awards); and (ii) advance the date or dates upon which any or all outstanding Awards shall be exercisable. Whenever deemed appropriate by the Committee, any action referred to in subparagraph (i) above may be made conditional upon the consummation of the applicable Change of Control. The provisions of this Section 12.8 shall apply notwithstanding any other provision of the Plan.

ARTICLE 13

AMENDMENT, MODIFICATION, AND TERMINATION

13.1 Amendment, Modification, And Termination. With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company will obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

13.2 Awards Previously Granted. Except as provided in Article 11, the Committee may waive any conditions or rights under, or amend any terms of, any Award theretofore granted, prospectively or retroactively. Except as otherwise provided in the Plan, including without limitation, the provisions of

Section 5.5, no termination, amendment, or modification of an Award or the Plan will adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant.

ARTICLE 14

GENERAL PROVISIONS

14.1 No Rights To Awards. No Participant, employee, or other person will have any claim to be granted any Award under the Plan, and neither the Company nor the Committee is obligated to treat Participants, employees, and other persons uniformly.

14.2 No Stockholders Rights. No Award gives the Participant any of the rights of a stockholder of the Company unless and until such Participant has satisfied all requirements for exercise of the Award pursuant to its terms and shares of Stock are in fact issued to such person in connection with such Award.

14.3 Withholding. The Company or any Subsidiary has the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of this Plan. With the Committee’s consent, a Participant may elect to have the Company withhold from those shares of Stock that would otherwise be received upon the exercise of any Option, a number of shares having a Fair Market Value equal to the minimum statutory amount necessary to satisfy the Company’s applicable federal, state, local and foreign income and employment tax withholding obligations.

14.4 No Implied Employment Or Other Rights.

(a) Neither a Participant nor any other person shall acquire, by reason of participation in the Plan, any right in or title to any assets, funds or property of the Company or any Affiliate whatsoever including without limitation, any specific funds, assets or other property which the Company or any Affiliate, in its or their sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Affiliate, and nothing contained in the Plan shall constitute a representation or guarantee that the assets of the Company or any Affiliate shall be sufficient to pay any benefits to any person.

(b) A Participant’s employment with the Company or an Affiliate, if applicable, is not for any specified term and may be terminated by such Participant or the Company or the Affiliate at any time, for any reason, with or without cause, notwithstanding the vesting or other terms and conditions of any outstanding Awards. Nothing in this Plan nor in any Award Agreement shall confer upon any Participant any promise or commitment by the Company or an Affiliate regarding future positions, future work assignments, future compensation or any other term or condition of employment or affiliation.

14.5 Unfunded Status Of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement will give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate.

14.6 Indemnification. To the extent allowable under applicable law, each member of the Committee or the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification is in addition to any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

14.7 Relationship To Other Benefits. No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate.

14.8 Expenses. The Company and its Subsidiaries shall pay the expenses of administering the Plan.

14.9 Titles And Headings. The titles and headings of the Sections in the Plan are for convenience of reference only, and if there is any conflict, the text of the Plan, rather than such titles or headings, will control.

14.10 Fractional Shares. No fractional shares of stock will be issued and the Committee will determine, in its discretion, whether cash will be given in lieu of fractional shares or whether such fractional shares will be eliminated by rounding up or down as appropriate.

14.11 Securities Law Compliance. With respect to any person who is, on the relevant date, obligated to file reports under Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it will be void to the extent permitted by law and voidable as deemed advisable by the Committee.

14.12 Government And Other Regulations. The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company will be under no obligation to register under the Securities Act of 1933, as amended, any of the shares of Stock paid under the Plan. If the shares paid under the Plan may in certain circumstances be exempt from registration under the Securities Act of 1933, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

14.13 Governing Law. The Plan and all Award Agreements will be construed in accordance with and governed by the laws of the State of Delaware.

14.14 Section 409A. If any payments under this Plan are subject to the provisions of Code Section 409A, it is intended that the Plan comply fully with and meet all the requirements of Code Section 409A. Specifically, if any payments under this Plan are subject to Code Section 409A and are made on account of separation of service to any Participant who qualifies as a “key employee” (as defined in Code Section 416(i) and the regulations thereunder), such payment shall not be made to the Participant earlier than the end of the six-month period following such Participant’s separation of service.

14.15 Plan Termination. The Plan will expire on, and no Award may be granted pursuant to the Plan after, the tenth anniversary of the Effective Date. Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the Award Agreement.